Exhibit 10.2

EXECUTION COPY

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of                     (this “Agreement”), is made by and between Greenlight Capital Re, Ltd., a corporation organized under the laws of the Cayman Islands (the “Company”), and each individual identified on Exhibit A hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WITNESSETH:

WHEREAS, the Company desires to issue to each Purchaser, and each Purchaser agrees to accept Class A Ordinary Shares, par value US$0.10 per share (the “Class A Ordinary Shares”) of the Company, on the terms and conditions specified herein; and

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter contained and the transactions contemplated by the Offering, the parties hereto hereby agree as follows:

1.	Sale and Purchase of Shares.
1.1	Sale and Purchase of the Class A Ordinary Shares.

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase and accept from the Company, that number of Class A Ordinary Shares set forth opposite his or her name on Exhibit A hereto at          per share (collectively, the “Shares”). Upon the consummation of the transactions contemplated hereby, the Company shall register the appropriate number of Class A Ordinary Shares in the name of each Purchaser.

2.	Purchase Price.
2.1	Payment of the Purchase Price.

On or prior to the Closing (as defined below) each Purchaser shall pay to the Company that amount as set forth opposite his or her name in Exhibit A hereto (the “Purchase Price”) in United States dollars by wire transfer of immediately available funds, or by such other method as may be reasonably acceptable to the Company and each Purchaser, to the account designated in Exhibit B hereto.

3.	Closing.
3.1	Closing Date.

The closing of the sale and purchase of the securities provided for in Sections 1.1 (the “Closing”) shall take place simultaneously with the execution of this Agreement and upon the satisfaction or waiver of all of the conditions set forth in Section 7 hereof and shall occur at 10:00 a.m. at the offices of Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, New York (or at such other place as the parties hereto may mutually agree) on March 30, 2006, or on such other date as the parties hereto may mutually agree. The date on which the Closing is held is referred to in this Agreement as the “Closing Date.”

4.	Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that:

4.1	Corporate Existence and Power; Capitalization.

(a) The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands (meaning that it has not failed to make any filing with any Cayman Islands governmental authority or pay any Cayman Islands government fee or tax which would make it liable to be struck off the Cayman Islands Register of Companies and therefore cease to exist), and has all corporate powers required to carry on its business as now being, and as proposed to be, conducted. The Company is authorized or duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

(b) The authorized share capital of the Company as of the date hereof will be as set forth on Schedule 4.1 attached hereto. Upon the consummation of this Agreement and assuming the issuances contemplated hereby of an aggregate of 91,800 Class A Ordinary Shares, the pro forma issued and outstanding shares of the Company and options to purchase Ordinary Shares will be as set forth on Schedule 4.1 attached hereto. Except as set forth in Schedule 4.1, there are no outstanding options, options, rights to subscribe to, or securities or rights convertible or exercisable into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock.

4.2	Corporate Authorization.

The execution, delivery and performance by the Company of its obligations under this Agreement and the shareholders’ agreement dated August 11, 2004 among the Company and the shareholders of the Company (the “Shareholders’ Agreement”) and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company’s corporate power and have been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Shareholders’ Agreement has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, amalgamation, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity).

4.3	Governmental and Court Authorization.

The execution, delivery and performance by the Company of this Agreement and the Shareholders’ Agreement do not require consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made.

4.4	Non-Contravention.

The execution, delivery and performance by the Company of its obligations under this Agreement and the Shareholders’ Agreement do not and will not (A) contravene or conflict with the Company’s organizational documents or (B) (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (ii) require any consent, approval or other action by any person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company or (iii) result in the creation or imposition of any encumbrances.

4.5	Authorization of the Shares.

When issued, sold, and delivered in accordance with this Agreement, the Shares will be validly issued and outstanding with no personal liability attaching to the ownership thereof and not subject to preemptive or similar rights of the shareholders of the Company or others, except as provided in the Shareholders’ Agreement and the Memorandum and Articles of Association of the Company.

4.6	Litigation.

There is no action, suit, investigation or proceeding pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency, official or authority that (i) could reasonably be expected to have a material adverse effect or (ii) in any manner would enjoin, alter, call into question, affect or delay the transactions contemplated by this Agreement or the Shareholders’ Agreement.

5.	Representations and Warranties of the Purchaser.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

5.1	Governmental and Court Authorization.

The execution, delivery and performance by such Purchaser of this Agreement does not require the consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or authority that has not been obtained or made.

5.2	Non-Contravention.

The execution, delivery and performance by such Purchaser of this Agreement does not and will not contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchaser or his or her properties.

5.3	Purchase for Investment; Legend.

(a) The Class A Ordinary Shares are being acquired for such Purchaser’s own account, and not with a view to making a public distribution thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”).

(b) Other than as set forth on Schedule 5.3 (b) hereto, such Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act.

(c) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Shares shall bear a legend substantially in the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY AT ITS OPTION RECEIVES AN OPINION OF COUNSEL OF THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND UNLESS, WHERE APPLICABLE, HAS RECEIVED THE PRIOR APPROVAL OF THE CAYMAN ISLANDS MONETARY AUTHORITY.

IN ADDITION, THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS IN THE COMPANY’S ARTICLES OF ASSOCIATION AND PURSUANT TO A SHAREHOLDERS’

AGREEMENT DATED AS OF AUGUST 11, 2004 AMONG THE COMPANY AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF SUCH ARTICLES OF ASSOCIATION AND SHAREHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

5.6	Access to Information.

Such Purchaser has been afforded an opportunity to investigate the properties, businesses and operations of the Company and examine the books, records and financial condition of the Company and to make extracts and copies of any such books and records. No investigation by such Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or the documents related thereto.

6.	Further Agreements of the Parties.
6.1	Other Actions.

The Company and each of the Purchasers, severally and not jointly, agree to execute and deliver such other documents and take such other actions, as a party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents relating thereto. The provisions of this Section 6.1 shall survive the consummation of the transactions contemplated hereby.

6.2	Acknowledgement of Voting Restrictions.

Each Purchaser acknowledges and agrees to be bound by the voting rights and restrictions with respect to the Class A Ordinary Shares as described in the Memorandum and Articles of Association of the Company.

7.	Conditions to and Documents to be Delivered at the Closing.

The obligation of the parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction on or prior to the Closing Date of each of the conditions set forth below. Any such condition may be waived by the other parties hereto by proceeding with the Closing.

7.1	Documents to be Delivered by the Company.

At the Closing, the Company shall deliver to each Purchaser the following:

(a) A certificate of good standing or compliance of the Company issued by the appropriate official from the jurisdiction of its formation issued not more than fifteen (15) calendar days prior to the Closing Date;

(b) A copy of the Memorandum and Articles of Association of the Company certified by the secretary or assistant secretary of the Company, as being true and complete as of the Closing Date;

(c) (i) A copy of resolutions of the board of directors of the Company, authorizing the execution, delivery and performance of this Agreement and the documents related thereto and the issuance of the Shares and (ii) a certificate of the secretary or assistant secretary of the Company, dated as of the Closing Date certifying that such resolutions were duly adopted and are in full force and effect; and

(d) Such other documents as each Purchaser shall reasonably request.

7.2	Documents to be Delivered by each Purchaser.

At the Closing, each Purchaser shall deliver to the Company his or her respective Purchase Price.

7.3	Documents to be Delivered by both the Company and each of the Purchasers.

At the Closing, each of the Company and each Purchaser shall execute and deliver a Joinder Agreement to the Shareholders’ Agreement, a copy of which is attached hereto as Exhibit C.

8.	Miscellaneous
8.1	Specific Performance.

Each of the parties hereto acknowledge and agree that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

8.2	Notices.

All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

To the Company:
Greenlight Capital Re, Ltd. The Grand Pavilion 7 Mile Beach

P.O. Box 1109, GT, Grand Cayman Attn: Leonard Goldberg Facsimile Number: (345) 745-4576
with a copy to:	Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue New York, New York 10022 Attn: Kerry E. Berchem, Esq. Facsimile Number: (212) 872-1002
To the Purchaser:	At the address set forth below his name on Exhibit A hereto

8.3	Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.4	Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands. Each party, for the benefit of the other, hereby irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.5	Section Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise effect the meaning hereof.

8.6	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.7	Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

8.8	Counterparts.

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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(The Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories on the date first written above.

GREENLIGHT CAPITAL RE, LTD.
By:
Name:
Title:

By:
Name: